Exhibit 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

         We consent to incorporation herein by reference of our report dated January 27, 1997, relating to the consolidated balance sheets of Wisconsin Central Transportation Corporation and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Wisconsin Central Transportation Corporation.



                                             /s/ KPMG Peat Marwick LLP


Chicago, Illinois
September 10, 1997













                               Ex. 23.1 - page 1